UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.                  )
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

QUEST DIAGNOSTICS INCORPORATED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QUEST DIAGNOSTICS INCORPORATED

SUPPLEMENT TO
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND
PROXY STATEMENT

Annual Meeting of Stockholders to be held on May 14, 2019

On April 3, 2019, Quest Diagnostics Incorporated (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) which was distributed in connection with the Company’s Annual Meeting of Stockholders to be held on May 14, 2019 (the “Annual Meeting”).

At the Annual Meeting, the Company’s stockholders will vote on a proposed amendment to the Company’s Amended and Restated Employee Long-Term Incentive Plan (the “Employee Plan”).  In connection with that proposal, the Company clarifies the following information contained in the Proxy Statement related to the eligible participants in the Employee Plan:

●	The second sentence in the second bullet point paragraph under the subheading “Strong Foundation” on page 24 of the Proxy Statement is replaced in its entirety by the following:

“Beginning in 2014, the Committee expanded the pool of recipients of equity awards and, in February 2018, for the fifth consecutive year, the Committee again awarded a significant number of equity awards to about 200 high-performing eligible employees who do not ordinarily receive equity awards under the Employee Plan.”

●	The paragraph entitled “Eligibility” under the heading “Description of the Employee Plan” on page 56 of the Proxy Statement is replaced in its entirety by the following:

“Eligibility.  Awards may be granted to any employee of the Company or of any corporation (or a partnership or other enterprise) in which the Company directly or indirectly either (i) owns or controls 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power) or (ii) has at least a 20% equity or similar interest and whose employees are designated as eligible to receive awards under the Employee Plan. There are approximately 46,000 persons who are eligible to receive awards under the Employee Plan; however, the Employee Plan only establishes eligibility and does not confer a right to receive an award.”

Important Information

This Supplement should be read in conjunction with the Company’s Proxy Statement. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls. This Supplement does not change or update any of the other information contained in the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to page 62 of the Proxy Statement for instructions on how to do so.

The date of this Supplement is May 1, 2019.